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                                                                Exhibit 10(d)(3)

                              EMPLOYMENT AGREEMENT
                              --------------------

                           THIS EMPLOYMENT AGREEMENT is entered into on this ___
day of ____________, 1997, by and between OGLEBAY NORTON COMPANY, a Delaware corporation (the "Company"), and [NAME] ("Employee").

                             W I T N E S S E T H:

                           WHEREAS, Employee is an executive and key employee of
the Company, has fully and ably discharged his responsibilities and duties in his service to the Company to date, and is now serving the Company as [POSITION];

                           WHEREAS, the Company desires to assure itself of
continuity of management in the event of any threatened or actual Change in Control (as hereafter defined);

                           WHEREAS, the Company desires to provide inducements
for Employee not to engage in activity competitive with the Company;

                           WHEREAS, the Company desires to assure itself, in the
event of any threatened or actual Change in Control, of the continued performance of services by Employee on an objective and impartial basis and without distraction by concern for his employment status and security;

                           WHEREAS, Employee is willing to continue in the
employ of the Company but desires assurance that his responsibilities and status as an executive of the Company will not be adversely affected by any threatened or actual Change in Control;

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                           NOW, THEREFORE, the Company and Employee agree as
follows:

                           1. OPERATION OF AGREEMENT. This Agreement shall be
effective and binding immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement shall not be operative unless and until there has been a Change in Control while Employee is in the employ of the Company. For purposes of this Agreement, a Change in Control shall have occurred if at any time any of the following events occurs:

                           (a) a report is filed with the Securities and Exchange Commission (the "SEC") on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any "person" (as the term "person" is used in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or has become a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

                           (b) the Company files a report or proxy statement with the SEC pursuant to the Exchange Act disclosing in response to
         Item 1 of Form 8-K thereunder or Item 5(f) of Schedule 14A thereunder that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;

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                           (c) the Company is merged or consolidated with
         another corporation and, as a result thereof, securities representing less than 50% of the combined voting power of the surviving or resulting corporation's securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of the Company's securities immediately prior to such merger or consolidation;

                           (d) all or substantially all of the assets of the Company are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or

                           (e) during any period of 24 consecutive months, individuals who were Directors of the Company at the beginning of such period cease to constitute at least a majority of the Company's Board of Directors (the "Board") unless the election, or nomination for election by the Company's shareholders, of more than one half of any new Directors of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such 24 month period.

The first date on which a Change in Control occurs is referred to herein as the "Change in Control Date." Upon the occurrence of a Change in Control while Employee is in the employ of the Company,

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this Agreement shall become immediately operative subject, however, to the provisions of Section 1A, below.

                           1A. POSSIBLE "UNDOING" OF A CHANGE IN CONTROL. If a
report is filed with the SEC disclosing that a person (the "Acquiror") is or has become a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities and, as a result of that filing, a Change in Control, as defined in Paragraph 1(a), above, occurs, while Employee is in the employ of the Company, then, as provided in Paragraph 1, above, this Agreement will become immediately operative. However, if:

                           (a)  a Change in Control as described in
         Paragraph 1(a) occurs while Employee is in the employ of the Company;

                           (b) the Acquiror subsequently transfers or otherwise disposes of sufficient securities of the Company in one or more transactions, to a person or persons other than affiliates of the Acquiror or any persons with whom the Acquiror has agreed to act together for the purpose of acquiring, holding, voting or disposing of securities of the Company, so that, after such transfer or other disposition, the Acquiror is no longer the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities;

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                           (c) at the time of the subsequent transfer or
         disposition that reduced the Acquiror's holdings to less than 10% as provided in (b), immediately above, no other event constituting a Change in Control had occurred; and

                           (d) at the time of the subsequent transfer or other disposition that reduced the Acquiror's holdings to less than 10%, Employee's employment with the Company had not been terminated by the Company without cause or by Employee for good reason, then, for all purposes of this Agreement, the filing of the report constituting a Change in Control under Section 1(a) shall be treated as if it had not occurred and this Agreement shall return to the status it had immediately before the filing of the report constituting a Change in Control under Paragraph 1(a). Accordingly, if and when a new Change in Control occurs, this Agreement will again become operative on the date of that new Change in Control.

                         2. EMPLOYMENT, CONTRACT PERIOD.

                 (a) Subject to the terms and conditions of this Agreement, upon the occurrence of a Change in Control, the Company shall continue to employ Employee and Employee shall continue in the employ of the Company for the period specified in Paragraph 2(b) (the "Contract Period"), in the position and with the duties and responsibilities set forth in Paragraph 3.

                 (b) The Contract Period shall commence on the date of occurrence of a Change in Control (the "Change in

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         Control Date") and, subject only to the provisions of Paragraph 8 below, shall continue for a period of thirty months to the close of business on the day (the "Contract Expiration Date") falling thirty months after the Change in Control Date.

                           3.  POSITION, DUTIES, RESPONSIBILITIES.  At all
times during the Contract Period, Employee shall:

                           (a) hold the same position with substantially the same duties and responsibilities as an executive of the Company as Employee held immediately before the Change in Control Date and as those duties and responsibilities may be extended, from time to time during the Contract Period, by the Board with Employee's consent;

                           (b) adhere to and implement the policies and directives promulgated, from time to time, by the Board;

                           (c) observe all Company policies applicable to executive personnel of the Company; and

                           (d) devote his business time, energy, and talent to the business of and to the furtherance of the purposes and objectives of the Company to generally the same extent as he has so devoted his business time, energy, and talent before the Change in Control Date, and neither directly nor indirectly render any business, commercial, or professional services to any other person, firm, or organization for compensation without the prior approval of the Board.

Nothing in this Agreement shall preclude Employee from devoting reasonable periods of time to charitable and community activities

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or the management of his investment assets provided such activities do not materially interfere with the performance by Employee of his duties hereunder.

                           4.  COMPENSATION.  For services actually rendered
by Employee on behalf of the Company during the Contract Period as contemplated by this Agreement the Company shall pay to Employee a base salary at a rate equal to the highest of (a) the rate in effect immediately before the Change in Control Date, (b) the rate in effect exactly two years before the Change in Control Date, or (c) such greater rate as the Company may determine. The base salary shall be paid to Employee in the same increments and on the same schedule each month as in effect immediately before the Effective Date. Employee shall not be entitled to any base salary during any period when he is receiving long-term disability benefits under the Disability Benefit Arrangement provided to Employee by the Company.

                           5.  VACATION.  Employee will be entitled to such
periods of vacation and sick leave allowance each year as are determined by the Company's vacation and sick leave policy for executive personnel as in effect immediately before the Change in Control Date or as may be increased from time to time thereafter. Neither vacation time nor sick leave allowance will be accumulated from year to year.

                           6.  OTHER COMPANY PLANS, BENEFITS, AND

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PERQUISITES. During the Contract Period Employee shall be entitled to participate in the Company's Pension Plan for Salaried Employees (the "Salaried Plan"); the Salary Continuation Arrangement; the Disability Benefit Arrangement; the Incentive Savings Plan; and every other employee benefit plan or arrangement not specifically referred to in this Agreement that is generally available to executive personnel of the Company immediately before the Change in Control Date or that is specifically extended to Employee by the Company before the Change in Control Date, whether or not Employee is eligible to participate in such plan or arrangement on the date of this Agreement. Employee's participation in and benefits under any such plan or arrangement shall be on the terms and subject to the conditions specified in the governing document of the particular plan or arrangement as in effect immediately before the Change in Control Date, which terms and conditions shall not be amended during the Contract Period unless the benefits to Employee are at least as great under the plan or arrangement as amended (or under a substitute plan or arrangement) as were the benefits under the plan or arrangement as in effect immediately before the Change in Control Date. The Company will also provide Employee with such perquisites during the Contract Period as the Company customarily provided to similarly situated executive personnel in the period immediately before the Change in Control Date.

                           6A.  ADDITIONAL BENEFIT.  If a Change in Control
occurs and this Agreement becomes operative and thereafter

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Employee's employment is terminated by the Company without cause or by Employee for good reason, whether such termination occurs before, on, or after the Contract Expiration Date, the Company shall pay and provide benefits to or with respect to Employee in such amounts and at such times so that the aggregate benefits payable to or with respect to Employee under the Salaried Plan and any Excess Benefit Plan maintained in connection with the Salaried Plan and under this Agreement with respect to the Salaried Plan and any such Excess Benefit Plan will be equal to the aggregate benefits that would have been paid to or with respect to Employee under the Salaried Plan and any such Excess Benefit Plan if Employee were exactly five years older than his actual age and his credit under the Salaried Plan and any such Excess Benefit Plan were equal to the greater of his actual service or the amount of service he is deemed to have under Paragraph 9(a)(iii), below. If Employee's employment is terminated after a Change in Control by the Company without cause or by Employee for good reason and Employee is entitled to additional benefits by virtue of the additional five years of deemed age provided for in this Paragraph 6A, then the Company shall directly provide such benefits to Employee in the same manner as additional benefits are to be provided to Employee under Paragraph 9(a), below.

                           6B.  PRIORITY OF PARAGRAPHS 1A AND 6B AMENDMENTS.
Paragraph 1A of this Agreement shall take precedence over Paragraph 6A of this Agreement so that if a Change in Control occurs and is subsequently undone under Paragraph 1A of this

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Agreement, Employee will thereafter have no rights under Paragraph 6A of this
Agreement unless and until a further Change in Control occurs.

                           7. EFFECT OF DISABILITY. If during the Contract
Period and before his employment hereunder is otherwise terminated, Employee becomes disabled to such an extent that he is prevented from performing his duties hereunder by reason of physical or mental incapacity: (a) he shall be entitled to disability and other benefits at least equal to those that would have been available to him had the Company continued, throughout the period of Employee's disability, all of its programs, benefits, and policies with respect to disabled employees that were in effect immediately before the Change in Control; and (b) if he recovers from his disability before the end of the Contract Period he shall be reinstated as an active employee for the remainder of the Contract Period under and subject to all of the terms of this Agreement including, without limitation, the Company's right to terminate Employee with or without cause under Paragraph 8(b).

                           8. TERMINATION FOLLOWING A CHANGE IN CONTROL.
Following a Change in Control:

                           (a)  Employee's employment hereunder will
         terminate without further notice upon the death of Employee;

                           (b) The Company may terminate Employee's employment hereunder effective immediately upon giving notice of such termination:

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                                  (i) for "cause," (A) if Employee commits an
                  act of fraud, embezzlement, theft, or other similar criminal act constituting a felony and involving the Company's business or (B) if Employee breaches his agreement with respect to the time to be devoted to the business of the Company set forth in Paragraph 3(d) hereof and fails to cure such breach within 30 days of receipt of written notice of such breach from the Board; or

                                  (ii)  without cause at any time; and

                           (c)  Employee may terminate his employment
         hereunder effective immediately upon giving of notice of such termination:

                                  (i)  without cause at any time; or

                                  (ii)  for "good reason," which, for purposes
                  of this Agreement shall mean the occurrence of any of the following:

                           (A) any reduction in base salary or position or any material reduction in responsibilities or duties contemplated for Employee under this Agreement or any material reduction in the aggregate of employee benefits, perquisites, or fringe benefits contemplated for Employee under this Agreement, provided that any particular reduction described in this clause (A) shall constitute "good reason" only if Employee terminates his employment within six months of the date of the reduction; or

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                           (B) any good faith determination by Employee that, as
         a result of fundamental differences of opinion between Employee and the Board as to the goals of the Company, Employee is unable to carry out the responsibilities and duties contemplated for Employee under this Agreement, provided that any determination by Employee described in this clause (B) shall constitute "good reason" only if Employee terminates his employment within six months of the Change in Control Date.

                  9.       SEVERANCE COMPENSATION.

                           (a) If, before the Contract Expiration Date,
         Employee's employment is terminated by the Company without cause or by Employee for good reason, then, except as provided in Paragraph 9(b), 9(c), or 9(d), the Company shall pay and provide to Employee the following compensation and benefits through the last to occur of (x) the expiration of six months after the effective date of the termination, and (y) the Contract Expiration Date (such last-to-occur date is hereinafter referred to as the "Severance Benefits Termination Date"):

                           (i) base salary at the highest monthly rate payable
                  to Employee during the Contract Period, to be paid at the times provided in Paragraph 4 hereof;

                           (ii) coverage under the Company's medical insurance
                  plan, short-term disability plan, long-term disability plan, Salary Continuation Arrangement, Disability Benefit Arrangement, and Executive Life

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                  Insurance Benefit (provided that he became eligible to
                  participate therein prior to the date his employment is terminated), each as in effect on the Change in Control Date (or, if subsequently amended to increase benefits to Employee or his dependents, as so amended) and each as if Employee's employment had continued through the Severance Benefits Termination Date; and

                           (iii) coverage and service credit under the Salaried
                  Plan and any Excess Benefit Plan maintained in connection with the Salaried Plan under which he is eligible to participate so that the aggregate benefits payable to or with respect to the Employee under the Salaried Plan and any such Excess Benefit Plan will be equal to the aggregate benefits that would have been paid to or with respect to Employee under the Salaried Plan and any such Excess Benefit Plan if Employee's employment had continued through the Severance Benefits Termination Date.

         If any of the benefits to be provided under one or more of the plans, agreements, or arrangements specified above cannot be provided through that plan, agreement, or arrangement to Employee following termination of his employment, the Company shall directly provide the full equivalent of such benefits to Employee. For example, since it is not possible to provide additional service credit directly through the Salaried Plan, if Employee becomes entitled to an additional 18 months of service credit under

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         the Salaried Plan pursuant to (iii) above, the Company will be required to pay to Employee, from its general assets, on each date on which Employee receives a payment from the Salaried Plan, a supplemental payment equal to the amount by which that particular payment under the Salaried Plan would have been increased if Employee's total service credit under the Salaried Plan were 18 months greater than is actually the case. In addition, if in these circumstances any payments become due under the Salaried Plan with respect to Employee following his death, the Company will be obligated to make similar supplemental payments with respect to Employee on the dates on which payments are made with respect to Employee under the Salaried Plan.

                           (b)  If Employee becomes entitled to compensation
and benefits pursuant to Paragraph 9(a) he shall use reasonable efforts to seek other employment, provided, however, that he shall not be required to accept a position of less importance and dignity or of substantially different character than that of his position with the Company or a position that would require Employee to engage in activity in violation of Employee's agreement with respect to noncompetition set forth in Paragraph 11 hereof nor shall he be required to accept a position outside the greater Cleveland area. The Company's obligations under items (i) and (ii) of Paragraph 9(a) will be offset by payments and benefits received by Employee from another employer to the following extent:

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                           (i) The Company's obligation to pay any particular
         installment of base salary following Employee's termination will be offset, on a dollar for dollar basis, by any cash compensation received by Employee from another employer before the date on which the installment of base salary is payable by the Company.

                           (ii) To the extent that Employee is provided medical, dental, or short-term or long-term disability income protection benefits by another employer during any period, the Company will be relieved of its obligation to provide such benefits to Employee. For example, if a new employer provides Employee with a medical benefits plan that pays $500.00 for a specific claim made by Employee and the Company's medical insurance plan would have paid $750.00 for that claim, then the Company will be obligated to pay Employee $250.00 with respect to that claim.

Other than as provided in this Paragraph 9(b) Employee shall have no duty to mitigate the amount of any payment or benefit provided for in this Agreement.

                           (c) If during any period in which Employee is
entitled to payments or benefits from the Company under Paragraph 9(a):

                           (i) Employee materially and willfully breaches his agreement with respect to confidential information set forth in Paragraph 10 hereof and such breach directly causes the Company substantial and demonstrable damage; or

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                           (ii)  Employee materially and willfully breaches
         his agreement with respect to noncompetition set forth in Paragraph 11 hereof and such breach directly causes the Company substantial and demonstrable damage;

then the Company will be relieved of its obligations under Paragraph 9(a) hereof as of the first day of the month immediately following the date of such material breach.

                           (d) If Employee dies on or before the Severance
Benefits Termination Date and immediately before his death he is entitled to payments or benefits from the Company under Paragraph 9(a), the Company will be relieved of its obligations under item (i) of Paragraph 9(a) as of the first day of the month immediately following the month in which Employee dies and thereafter the Company will provide to Employee's beneficiaries and dependents salary continuation payments, benefits under any Excess Benefits Plan (as supplemented by item (iii) of Paragraph 9(a)), and continuing medical and dental benefits to the same extent (subject to reduction for payments or benefits from a new employer under Paragraph 9(b)) as if Employee's death had occurred while Employee was in the active employ of the Company.

                           10. CONFIDENTIAL INFORMATION. Employee agrees that he
will not, during the term of the Agreement or at any time thereafter, either directly or indirectly, disclose or make known to any other person, firm, or corporation any confidential information, trade secret, or proprietary information of the Company that Employee may acquire in the performance of

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Employee's duties hereunder. Upon the termination of Employee's employment with the Company, Employee agrees to deliver forthwith to the Company any and all literature, documents, correspondence, and other materials and records furnished to or acquired by Employee during the course of such employment.

                           11. NONCOMPETITION. During any period in which
Employee is receiving base salary under this Agreement (whether during the Contract Period pursuant to Paragraph 4 or following termination pursuant to Paragraph 9(a)), Employee shall not act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business engaged to a material extent in direct competition with the Company in any market in any line of business engaged in by the Company during the Contract period. If Employee delivers to the Company a written waiver of his right to receive any further compensation or benefits pursuant to Paragraph 9(a), he shall be released, effective as of the date of delivery of the notice, from the post-termination noncompetition covenant contained in this Paragraph 11.

                           12. COSTS OF ENFORCEMENT. The Company shall pay and
be solely responsible for any and all costs and expenses (including attorneys' fees) incurred by Employee in seeking to enforce the Company's obligations under this Agreement unless and to the extent a court of competent jurisdiction determines that the Company was relieved of those obligations because (a) the Company terminated Employee for cause (as determined under Paragraph 8(b)(i) hereof), (b) Employee voluntarily terminated

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his employment other than for good reason (as determined under Paragraph
8(c)(ii) hereof), or (c) Employee materially and willfully breached his agreement not to compete with the Company or his agreement with respect to confidential information and such breach directly caused substantial and demonstrable damage to the Company. The Company shall forthwith pay directly or reimburse Employee for any and all such costs and expenses upon presentation by Employee or by counsel selected from time to time by Employee of a statement or statements prepared by Employee or by such counsel of the amount of such costs and expenses. If and to the extent a court of competent jurisdiction renders a final binding judgment determining that the Company was relieved of its obligations for any of the reasons set forth in (a), (b), or (c) above, Employee shall repay the amount of such payments or reimbursements to the Company. In addition to the payment and reimbursement of expenses of enforcement provided for in this Paragraph 12, the Company shall pay to Employee in cash, as and when the Company makes any payment on behalf of, or reimbursement to, Employee, an additional amount sufficient to pay all federal, state, and local taxes (whether income taxes or other taxes) incurred by Employee as a result of (x) payment of the expense or receipt of the reimbursement, and (y) receipt of the additional cash payment. The Company shall also pay to Employee interest (calculated at the Base Rate from time to time in effect at National City Bank, Cleveland, Ohio, compounded monthly) on any payments or benefits that are paid or provided to Employee later than the date on which due under the terms of this Agreement.

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                           13. EMPLOYMENT RIGHTS. Nothing expressed or implied
in this Agreement shall create any right or duty on the part of the Company or Employee to have Employee remain in the employ of the Company before any Change in Control and Employee shall have no rights under this Agreement if his employment with the Company is terminated for any reason or for no reason before any Change in Control. Nothing expressed or implied in this Agreement shall create any duty on the part of the Company to continue in effect, or continue to provide to Employee, any plan or benefit unless and until a Change in Control occurs. If, before a Change in Control, the Company ceases to provide any plan or benefit to Employee, nothing in this Agreement shall be construed to require the Company to reinstitute that plan or benefit to Employee upon the later occurrence of a Change in Control.

                           14. NOTICES. For purposes of this Agreement, all
communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (Attention: President) at its principal executive office and to Employee at his principal residence, or to such other address as either party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                           15. ASSIGNMENT, BINDING EFFECT.

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                           (a) This Agreement shall be binding upon and shall
         inure to the benefit of the Company and the Company's successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                           (b) This Agreement shall be binding upon Employee and this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee and his personal or legal representatives, executors, or administrators. No right, benefit, or interest of Employee hereunder shall be subject to assignment, anticipation, alienation, sale, encumbrance, charge, pledge, hypothecation, or to execution, attachment, levy, or similar process; except that Employee may assign any right, benefit, or interest hereunder if such assignment is permitted under the terms of any plan or policy of insurance or annuity contract governing such right, benefit, or interest.

                           16.  INVALID PROVISIONS.

                           (a)  Any provision of this Agreement that is
         prohibited or unenforceable shall be ineffective to the

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         extent, but only to the extent, of such prohibition or unenforceability without invalidating the remaining portions hereof and such remaining portions of this Agreement shall continue to be in full force and effect.

                           (b) In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable, the parties will negotiate in good faith to replace such provision with another provision that will be valid or enforceable and that is as close as practicable to the provision held invalid or unenforceable.

                           17. MODIFICATION. No modification, amendment, or
waiver of any of the provisions of the Agreement shall be effective unless in writing, specifically referring hereto, and signed by both parties.

                           18. WAIVER OF BREACH. The failure at any time to
enforce any of the provisions of this Agreement or to require performance by the other party of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part of this Agreement or the right of either party thereafter to enforce each and every provision of this Agreement in accordance with the terms hereof.

                           19. GOVERNING LAW. This Agreement has been made in
and shall be governed and construed in accordance with the laws of the State of Ohio.

                           20. LIMITATION ON CONTINGENT PAYMENTS.
Notwithstanding any other provision of this Agreement to the

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contrary, amounts and benefits to be paid and provided by the Company to
Employee under this Agreement ("Agreement Benefits") shall be reduced if necessary to avoid the application of sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), to Agreement Benefits. This Paragraph 20 will be applicable to reduce Agreement Benefits only if (a) without regard to this Paragraph 20, the aggregate present value of the payments in the nature of compensation to (or for the benefit of) Employee that are contingent on a Change in Control would equal or exceed an amount equal to three times Employee's "base amount" (as defined in section 280G of the Code) and if (b) reducing the aggregate present value of such contingent payments by reducing Agreement Benefits would result in a greater after-tax benefit to Employee from such contingent payments. If the foregoing conditions are satisfied, the aggregate present value of all Agreement Benefits will be limited to the maximum amount that can be paid without equalling the threshold amount (three times Employee's base amount) provided in section 280G(b)(2)(A)(ii) of the Code. If reductions in the amount of Agreement Benefits are necessary to satisfy the limit stated in the immediately preceding sentence, the reductions shall be made in the following order:

                           (a) The present value of the obligation to pay base salary will be reduced (but not to less than one half of the present value of that obligation before reduction) by decreasing (but not by more than 50%) the rate at which base salary is paid pursuant to Paragraph 9(a)(i). (No change

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         will be made in the timing of the payments of installments of base salary.)

                           (b) The present value of the Salary Continuation Arrangement, of the Disability Arrangement, and of the Executive Life Insurance Benefit will be reduced by reducing (to zero if necessary) the amount to be paid in the future under each such arrangement upon the occurrence of certain events. (No change will be made in the timing of any of such benefits, if any, that are payable in spite of the reduction.)

                           (c) The present value of coverage under the Company's medical insurance plan, short-term disability plan, and long-term disability plan will be reduced by reducing the level of coverage under each such plan (to zero if necessary).

                           (d) The present value of any obligation to pay base salary (as reduced under item (a)) will be further reduced by decreasing the rate at which base salary is paid pursuant to Paragraph 9(a)(i).

Agreement Benefits in each of the first three categories above, (a), (b), and
(c), respectively, will be reduced to zero (to 50% of the unreduced present value in the case of the reduction in category (a) in the present value of the obligation to pay base salary), if necessary, before any reduction is made in any Agreement Benefits listed in a later category. At any time and from time to time the Company and Employee may agree upon a different method of reduction of any contingent payments to avoid the application of sections 280G and 4999 of the Code if the different method is not prohibited by regulations issued under those sections of the Code. If the Company's obligation to pay any Agreement Benefit is reduced by mitigation as provided in Paragraph 9(b) and, as a result of that mitigation and reduction, the amounts of other Agreement Benefits that have been reduced under this Paragraph 20 to avoid the application of sections 280G and 4999 of the Code can be restored in whole or in part without triggering the application of those sections, the amount of those other Agreement Benefits shall be so restored and paid by the Company to the maximum extent possible without triggering the application of those sections. Except as provided in either of the immediately preceding sentences, after contingent payments having an aggregate present value equal to such maximum amount that can be paid or provided without equalling the threshold amount have been paid or provided, no further Agreement Benefits will be paid or provided by the Company to Employee. For purposes of this Paragraph 20, contingent payments include all payments and benefits in the nature of compensation to or for the benefit of Employee that are required to be taken into account for purposes of section 280G(b)(2)(A)(ii) of the Code. For purposes of this Paragraph 20, the present value of Agreement Benefits shall be determined using the interest rate prescribed by section 1274(b)(2) of the Code and applicable regulations and the method described by section 280G(d)(4) of the Code and applicable regulations.

                           IN WITNESS WHEREOF, the Company and Employee have

executed this Agreement on the day and year first above written.

                              OGLEBAY NORTON COMPANY

                              By:
                                 -------------------------------
                                 R. Thomas Green, Jr.
                                 Chairman, President and Chief
                                 Executive Officer



                              -----------------------------------
                              [NAME]